As Filed with the Securities and Exchange Commission on March 25, 2003

                                                Registration No. 333-55098

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 8


                                       TO

                                    FORM S-11
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

            Global Express Capital Real Estate Investment Fund I, LLC (Exact name of registrant as specified in its governing instruments)

         8540 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123,
                                 (702) 794-4411
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Connie S. Farris, Chief Executive Officer
   Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage
          8540 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123
                                 (702) 794-4411
    (Address, including zip code, and telephone number, including area code, of agent for service)

      The commission is requested to send copies of all communications to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125

Approximate date of commencement of proposed sale to the public: N/A.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                             EXPLANATORY PARAGRAPHS

      We, Global Express Capital Real Estate Investment Fund I, LLC (the "Fund") currently offer to our investors pursuant to our Prospectus, as amended, the opportunity to automatically reinvest distributions of interest received from mortgage loans or from cash held by the Fund, in exchange for additional units (See Post-Effective Amendment No. 2 ("Amendment No. 2") to our Registration Statement). We are filing this Post-Effective Amendment No. 8 to our Registration Statement on Form S-11 (No. 333-55098) to allow investors, including our existing members, the opportunity to also automatically reinvest distributions of principal generated from the repayment of mortgage loans, including late fees and extension fees, or foreclosure loans or the prepayment of mortgage loans. In accordance therewith, we are amending and restating our Operating Agreement dated as of June 20, 2002, particularly Article VI of our Operating Agreement, and our Subscription Agreement and Power of Attorney, particularly Section 10 on page C-6 of our Subscription Agreement, attached as Exhibits B and C, respectively, hereto. After numerous inquiries from potential investors for assistance in completing our Subscription Agreement, we have also amended our Subscription Agreement to simplify the information presented therein. Therefore, by filing this Post-Effective Amendment No. 8 to our Registration Statement, we hereby replace Amendment No. 2 and Amendment No. 7 to our Registration Statement.


We are also amending our Registration Statement to advise you of a change in Manager of the Fund our leading standards and policies.

Our Manager and Its Affiliates, page 32

      On March 25, 2003, the holders of more than fifty (50%) percent of the aggregate capital accounts of all members of the Fund voted to replace the manager of the Fund. Conrex International Financial, Inc., a Nevada corporation, d/b/a Global Express Capital Mortgage ("GECM") resigned as manager of the Fund. Global Express Capital Mortgage Corp., a newly formed Montana corporation, replaced the prior manager. The Fund intends to geographically expand its business operations and establish offices in California, Florida and Montana. Of these states, Montana provides for a more favorable regulatory climate than Nevada with respect to real estate mortgage loans.

      Connie S. Farris, President, Chief Executive Officer, Secretary and sole director of GECM assumed the same positions with Global Express Capital Mortgage Corp. All other employees of GECM shall also join Global Express Capital Mortgage Corp. GECM for good and valuable consideration, including the assumption of the rights and obligations to manage the Fund's business, assigned all right, title and interest in the management agreement necessary to operate the business of the Fund to Global Express Capital Mortgage Corp.

      Except as described above, no other changes were made under "Our Manager and Its Affiliates" in the prospectus.


Lending Standards and Policies

      In addition, our manager, Global Express Capital Mortgage, desires to eliminate the time and expense of obtaining an appraisal under certain circumstances. As stated on page 28 of our Prospectus, under "Lending Standards and Policies" we said that we would receive an appraisal for each property on which we make a mortgage loan. Our manager has been provided the opportunity to make mortgage loans for "time share properties." These properties will otherwise meet our lending standards and policies, however, appraisals are not provided on the property which is often run by a leading hotel chain, such as Marriott. In addition, there are other opportunities to make mortgage loans based on our manager's knowledge of the geographic area and actual contemporaneous sales that our manager believes it can determine the value of the property without an appraisal. Accordingly, for all of the above reasons, we will depend upon our manager's judgment and not require an appraisal, where one is not ready available.


      Set forth below is a summary of the both reinvestment plans offered to investors, which is described in further detail in Article VI of our Amended and Restated Operating Agreement, attached as Exhibit B to our prospectus and filed herewith, including a discussion of the tax implications of participating in either of our reinvestment plans.


Summary of Operating Agreement ---Reinvestment Plans

      You may elect to participate in our interest reinvestment plan and/or principal reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. Under the interest reinvestment plan, you may reinvest distributions of interest generated from mortgage loans or from cash held by the Fund in exchange for units. Under the principal reinvestment plan, you may reinvest distributions of principal generated from the repayment of mortgage loans, including late fees and extension fees, or foreclosure loans or the prepayment of mortgage loans. We will treat you as a plan participant on the date we actually receive your initial investment if you indicate in your subscription agreement that you want to participate in one or both of the plans. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under either reinvestment plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to ten days before the end of any given month, you will be removed from such plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

      Your continued participation in our interest reinvestment plan and/or principal reinvestment plan depends on whether you meet our investor suitability standards. While you are a participant, you may reinvest fractionalized distributions of interest and/or principal depending upon the plan and for each $1,000.00 in distributions you reinvest, you will acquire one unit. Our manager may terminate or reinstate, as applicable, either Plan at any time. Our manager will not earn any fees when you reinvest net proceeds.

      Regardless of the reinvestment plan type, if you choose to reinvest your distributions, we will send you a monthly report describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. We will also send to you semi-annually a certificate representing the aggregate number of units held by you. In addition, we will send you tax information for income earned on units under such plan for the calendar year when you receive annual tax information from us.

      No participant shall have the right to draw checks or drafts against his or her reinvestment account. Distributions of interest and/or principal received will be paid monthly by cash or as reinvested distributions.

      Units you acquire through the reinvestment plans carry the same rights as the units you acquired through your original investment.

      We may amend or end either reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Our manager specifically reserves the right to suspend or end either plan if:

            o our manager determines that such plan impairs our capital or operations;

            o our manager determines that an emergency makes continuing such plan unreasonable;

            o any governmental or regulatory agency with jurisdiction over us requires us to do so;

            o in the opinion of our counsel, such plan is no longer permitted by federal or state law;

            o     if transactions involving units within the previous twelve
                  (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

            o our manager determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

Federal Income Tax Consequences --- Distributions and Deemed Distributions

      Distributions of interest and principal to you from us may take the form of either actual cash distributions or so-called "deemed distributions." A deemed distribution is treated as a cash distribution and can result from your decision to participate in our interest reinvestment plan and/or our principal reinvestment plan . If you elect to participate in either of our reinvestment plans under the terms of our Operating Agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to Global Express Fund. If you elect to participate in either of our reinvestment plans, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.

      Distributions to you, including deemed distributions in excess of our income, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do not anticipate that you will recognize any additional taxable income as a result of any deemed distributions resulting from your election to participate in either of our reinvestment plans.

                                                                       EXHIBIT B
                                                                       ---------

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
            GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                      (A NEVADA LIMITED LIABILITY COMPANY)
                           DATED AS OF MARCH 11, 2003

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I INTERPRETATION ...............................................    B-1
SECTION 1.1 Definitions ................................................    B-1
SECTION 1.2 Terms Defined Elsewhere ....................................    B-4
SECTION 1.3 Captions ...................................................    B-5
SECTION 1.4 Construction ...............................................    B-5

ARTICLE II THE COMPANY AND ITS BUSINESS ................................    B-5
SECTION 2.1 Formation of Company .......................................    B-5
SECTION 2.2 Name .......................................................    B-5
SECTION 2.3 Term of Company ............................................    B-5
SECTION 2.4 Purposes of Company ........................................    B-5
SECTION 2.5 Registered Office and Registered Agent
            and Principal Business Office ..............................    B-5
SECTION 2.6 Filings ....................................................    B-5
SECTION 2.7 Names of Members ...........................................    B-6
SECTION 2.8 Recapitalization, Acquisitions, Restructuring and Mergers ..    B-6

ARTICLE III COMPANY INTERESTS AND CAPITALIZATION .......................    B-6
SECTION 3.1 Capital Contribution of the Manager ........................    B-6
SECTION 3.2 Capital Contributions of Members ...........................    B-6
SECTION 3.3 No Withdrawal of Capital Contributions;
            Return of Capital Contributions ............................    B-7
SECTION 3.4 No Obligation to Restore Negative Balances
            in Capital Accounts ........................................    B-7
SECTION 3.5 Liability of Manager and Member
            and their Affiliates .......................................    B-7
SECTION 3.6 Contributions of Existing Loans ............................    B-7

ARTICLE IV ALLOCATIONS OF PROFITS, LOSS AND CAPITAL ACCOUNTS ...........    B-7
SECTION 4.1 Allocation of Net Income and Net Loss ......................    B-7
SECTION 4.2 Other Allocation Provisions ................................    B-8
SECTION 4.3 Allocations for Income Tax Purposes ........................    B-11
SECTION 4.4 Withholding ................................................    B-11
SECTION 4.5 Capital Accounts ...........................................    B-11

ARTICLE V DISTRIBUTIONS ................................................    B-12
SECTION 5.1 Distributions ..............................................    B-12
SECTION 5.2 Certain State and Local Taxes ..............................    B-12
SECTION 5.3 Timing of Distributions ....................................    B-13
SECTION 5.4 Limitations on Distributions ...............................    B-13
SECTION 5.5 Reserves ...................................................    B-13
SECTION 5.6 Tax Distributions ..........................................    B-13
SECTION 5.7 Incorrect Distributions ....................................    B-13
SECTION 5.8 Distributions in Kind ......................................    B-13

                                                                            PAGE
                                                                            ----
Article VI REINVESTMENT PLANS ..........................................    B-14
Section 6.1 Members' Reinvested Distributions ..........................    B-14
Section 6.2 Purchase of Additional Units ...............................    B-14
Section 6.3 Statement of Account .......................................    B-14
Section 6.4 Unit Certificate ...........................................    B-14
Section 6.5 Continued Suitability Requirements .........................    B-14
Section 6.6 Changes or Termination of the Plan .........................    B-14

ARTICLE VII MANAGEMENT .................................................    B-15
Section 7.1 Management Powers of the Manager ...........................    B-15
Section 7.2 Manager's Obligations ......................................    B-16
Section 7.3 Procedures .................................................    B-17
Section 7.4 Manager's Duty to Devote Time ..............................    B-17
Section 7.5 Conduct of Manager; Limited Liability
            of the Manager .............................................    B-17
Section 7.6 Indemnification ............................................    B-17
Section 7.7 Certain Transactions between the Company and
            the Manager and its Affiliates .............................    B-18
Section 7.8 Removal of Manager; Successor ..............................    B-19
Section 7.9 No Borrowing ...............................................    B-19

ARTICLE VIII BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES ....................    B-19
SECTION 8.1 Books of Account ...........................................    B-19
SECTION 8.2 Bank Accounts ..............................................    B-20
SECTION 8.3 Tax Returns ................................................    B-20
SECTION 8.4 Tax Matters Partner ........................................    B-20
SECTION 8.5 Books and Records ..........................................    B-20
SECTION 8.6 Financial Reports and Returns ..............................    B-20

ARTICLE IX ADMISSION OF MEMBERS ........................................    B-21
Section 9.1 Admission of Members .......................................    B-21

ARTICLE X TRANSFERS OF INTERESTS OF MEMBERS ............................    B-21
SECTION 10.1 General Prohibition .......................................    B-21
SECTION 10.2 General Conditions to Permitted Transfer ..................    B-21
SECTION 10.3 Void Transfers ............................................    B-23
SECTION 10.4 Permitted Transfers .......................................    B-23
SECTION 10.6 Legends ...................................................    B-23

ARTICLE XI DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER ........    B-24
SECTION 11.1 Effect of Death or Legal Incompetency of
             a Member of the Company ...................................    B-24
SECTION 11.2 Rights of Personal Representative .........................    B-24
SECTION 11.3 Withdrawal of Members other than Managers .................    B-24

ARTICLE XII DISSOLUTION AND TERMINATION ................................    B-25
SECTION 12.1 Dissolution ...............................................    B-25
SECTION 12.2 Liquidation ...............................................    B-26
SECTION 12.3 Termination ...............................................    B-26

ARTICLE XIII AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY ..............    B-26
SECTION 13.1 Amendments ................................................    B-26
SECTION 13.2 Amendment of Certificate of Formation .....................    B-26
SECTION 13.3 Power of Attorney .........................................    B-26

                                                                            PAGE
                                                                            ----
ARTICLE XIV MISCELLANEOUS PROVISIONS ...................................    B-27
SECTION 14.1 Notices ...................................................    B-27
SECTION 14.2 Severability ..............................................    B-27
SECTION 14.3 Counterparts ..............................................    B-27
SECTION 14.4 Entire Agreement ..........................................    B-27
SECTION 14.5 Further Assurances ........................................    B-28
SECTION 14.6 Successors and Assigns ....................................    B-28
SECTION 14.7 Waiver of Action for Partition ............................    B-28
SECTION 14.8 Creditors .................................................    B-28
SECTION 14.9 Remedies ..................................................    B-28
SECTION 14.10 Writing Requirement ......................................    B-28
SECTION 14.11 Waiver ...................................................    B-28
SECTION 14.12 Applicable Law ...........................................    B-28
SECTION 14.13 Signatures ...............................................    B-28

MEMBER SIGNATURE PAGE ..................................................    B-29

SCHEDULE A .............................................................    B-30

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                 GLOBAL EXPRESS CAPITAL REAL ESTATE FUND I, LLC

      AMENDED AND RESTATED OPERATING AGREEMENT, dated as of June 20, 2002 (the "Agreement"), by Conrex International Financial, Inc., doing business as Global Express Capital Mortgage, has been executed for the purpose of forming Global Express Capital Real Estate Fund I, LLC, a limited liability company (the "Company") pursuant to the provisions of the NRS (as defined below) between the Manager and the Members (as defined below) listed on Schedule A, annexed hereto, as the same shall be updated by the Manager from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.

RECITALS:

A. The Company has been established as a limited liability company under and subject to the laws of the State of Nevada for the purpose of making or acquiring entire or fractional interests in loans, including bridge loans, made to Persons in connection with the acquisition by such Persons of improved or unimproved land or the development and construction of commercial or single or multiple family residential real estate in the United States and which will be secured by first or second mortgages or deeds of trust or similar security (the "Loans").

B. The Manager shall be the Manager of the Company and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under LLC Law.

C. The Manager has determined the amended terms and conditions that will govern the Company and wishes to reduce such terms and conditions to writing in this Agreement which amends and replaces the Operating Agreement of the Company entered into as of July 20, 2001 and January 15, 2001 by the Managing Member.

      The Members for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

      SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

      "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

      "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Regulations. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Company and, throughout the term of the Company, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the Value of any property (net liabilities secured by the property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Company and (ii) decreased by the amount of (A) Net Losses and deductions and expenditures described in Section 705(a)(2)(B) of the Code, allocated to such Member pursuant to Article IV and (B) the amount of cash and the Value of (net of liabilities secured by the property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and XI.

      "CAPITAL CONTRIBUTIONS." Any contributions made to the Company pursuant to
Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).

      "CASH RETURN." With respect to any Member for any period, the Member's Pro Rata Share of the amount received by the Company on all cash and cash equivalents held by the Company and attributable to such Member during such period.

      "CERTIFICATE OF FORMATION." The Certificate of Formation of the Company, and any amendments thereto, executed and filed in accordance with LLC Law.

      "CLOSING." The date of the initial closing of the sale of Units.

      "CODE." The Internal Revenue Code of 1986, as amended, and as may be amended from time to time.

      "COMMISSIONER." The Commissioner of the Internal Revenue Service.

      "FISCAL YEAR." The fiscal year of the Company as determined in accordance with Section 8.1 of this Agreement.

      "FORECLOSURE LOANS." Loans that have payments that are more than ninety
(90) days late or with respect to which the Company or the Manager has commenced a foreclosure proceeding or other legal action to collect delinquent payments.

      "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Company.

      "INTEREST." The ownership interest of a Member in the Company as reflected in the records maintained by the Company at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.

      "INTEREST REINVESTMENT PLAN." A Plan which allows Members to automatically reinvest distributions of interest generated from Loans or cash held by the Company.

      "LATE FEES AND EXTENSION FEES." With respect to any Loan, any fees received past its due date and any fees received for the extension of such Loan.

      "LLC LAW." Chapter 86 of the Nevada Revised Statutes, as amended from time to time.

      "Manager." Conrex International Financial, Inc. a Nevada corporation, qualified to do business in Nevada under the name Global Express Capital Mortgage, or any Person replacing Global Express Capital Mortgage.

      "MEMBER." An owner of the Units in the Company, unless the instruments through which the Units were Transferred to the owner did not also convey the transferor's status as a Member.

      "NASD." National Association of Securities Dealers, LLC

      "NET INCOME OR NET LOSS," respectively, for any period means the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code; provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any of the Company's assets shall be computed as if the adjusted basis of such asset of the Company on the date of such disposition equaled its book value as of such date, (ii) if any of the Company's assets is distributed in kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any of the Company's assets shall be computed by assuming that the adjusted basis of such asset of the Company equaled its Book Value determined under the methodology described in Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, further, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.

      "NET PROCEEDS." The net cash proceeds (or deemed net proceeds) from the repayment of the principal of the Loans invested in or purchased by the Company.

      "NET PROCEEDS OF FORECLOSURE LOANS." All proceeds after payment of expenses, or set-aside of reserves therefor received with respect to any Foreclosure Loans, whether through a work-out of such Foreclosure Loan, settlement, collection of a judgment, net proceeds of operation or sale of any property received by the Company in a foreclosure proceeding or otherwise.

      "NRS." The Nevada Revised Statutes, as amended from time to time.

      "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

      "PRESUMED TAX LIABILITY" means, for any Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such Member for that Fiscal Year and (b) the Presumed Tax Rate.

      "PRESUMED TAX RATE" means the highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the States in which individual Members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Section 67 and 68 of the Code).

      "PRINCIPAL REINVESTMENT PLAN." A Plan which allows Members to automatically reinvest distributions of principal generated from payment of Loans, including late fees and extension fees, or Foreclosure Loans or prepayment of Loans.

      "PRO RATA SHARE." With respect to a Member, the proportionate share of the Member in such amount, determined by computing the percentage of such amount equal to the Capital Account of such Member divided by the aggregate Capital Accounts of all Members.

      "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units

      "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

      "Reinvested Distributions." Distributions reinvested by Members pursuant to the Company's Reinvestment Plans as set forth in Article VI of this Agreement.

      "RETURN" shall mean with respect to any Member for any Loan for any period, the amount that would be earned in proportion to such Member's Pro Rata Share during such period of the principal amount of the Loan, but only to the extent received by the Company.

      "SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

      "SUBSTITUTED MEMBER." Person admitted to the Company as a substituted Member under Article X.

      "TRANSFER/TRANSFERRED." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

      "UNITS." The units of equity in the Company evidencing the Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus, (b) issued to Members who participate in the Plan, or (c) Transferred to those who become Substituted Members.

      "VALUE." Fair market value.

      SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.

DEFINED TERM LOCATION
------------------------
Adjusted Capital Account.................................... Section 4.2(c)
Agreement................................................... Caption
Certificates................................................ Section 7.1(c)(iii)
Company..................................................... Caption
Company Counsel............................................. Section 7.7(d)
Family Member .............................................. Section 10.4(b)(i)
Loans....................................................... Recital A
Permitted Transferee........................................ Section 10.4(b)
Reinvestment Plans ......................................... Section 6.1
Rules....................................................... Section 7.7(d)
TMP......................................................... Section 8.4

      SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

      SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                                   ARTICLE II
                          THE COMPANY AND ITS BUSINESS

      SECTION 2.1 FORMATION OF COMPANY. The Company has been organized as a limited liability company pursuant to the provisions of LLC Law. The rights and liabilities of the Members, the management of the affairs of the Company and the conduct of its business shall be as provided in the NRS, except as herein otherwise expressly provided.

      SECTION 2.2 NAME. The name of the Company shall be Global Express Capital Real Estate Investment Fund I, LLC, but the Manager, in its discretion, may change the name of the Company at any time and from time to time upon written notice to the Members.

      SECTION 2.3 TERM OF COMPANY. The existence of the Company shall be deemed to have commenced as of the date of the initial filing of the Certificate of Formation with the office of the Secretary of State of the State of Nevada on November 22, 2000 and shall terminate on December 31, 2016, unless earlier than dissolved or terminated in accordance with Article XII of this Agreement or as provided by law.

      SECTION 2.4 PURPOSES OF COMPANY. The Company may engage in any lawful act or activity for which limited liability companies may be formed under LLC Law and engage in any and all activities necessary or incidental.

      SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Company required by LLC Law to be maintained in the State of Nevada shall be 8549 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 or at such other location as may hereafter be determined by the Manager. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time. The principal office of the Company shall be at such place as the Member may designate from time to time, and the Company shall maintain records there as required by LLC Law.

      SECTION 2.6 FILINGS. (a) The Manager is authorized to execute, file and record all such certificates and documents, including amendments to the

Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Nevada and any other jurisdiction in which the Company may own property or conduct business, including, without limitation, qualification of the Company as a foreign limited liability company in any state in which such qualification is required. The Manager is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Company conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

      (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited partnership in all jurisdictions in which the Company shall desire to conduct business.

      SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Company at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

      SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Company may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by LLC Law and subject to any other applicable terms of this Agreement and LLC Law; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

                                   ARTICLE III
                      COMPANY INTERESTS AND CAPITALIZATION

      SECTION 3.1 CAPITAL CONTRIBUTION OF THE MANAGER. (a) The Manager has contributed $10.00 to the capital of the Company in cash or property, however, the Manager is not a Member of the Company.

      (b) The Manager shall not be required to contribute any additional capital to the Company or, except as expressly set forth in this Agreement, to lend any funds to the Company.

      SECTION 3.2 CAPITAL CONTRIBUTIONS OF MEMBERS. The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager in the form attached hereto as Schedule A. The Manager shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

      "Capital Contribution" shall include cash contributions or otherwise, including contributions of entire or fractional interest in pre-existing Loans, a rollover of assets from a qualified plan, such as an Individual Retirement Account, or automatic reinvestment of distributions pursuant to the Company's Reinvestment Plans set forth in Article VI of this Agreement.

      SECTION 3.3 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Company, except as expressly provided in Article 5, Section 6.1 and Section 11.3 of this Agreement. No Member shall have the right to receive interest on its Capital Contribution.

      (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

      SECTION 3.4 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

      SECTION 3.5 LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; neither the Manager nor any Member nor any Affiliates of the Manager or any Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member or being an Affiliate with either of them.

      SECTION 3.6 CONTRIBUTIONS OF EXISTING LOANS. The Manager, in its sole discretion, may accept, in lieu of cash, an initial contribution of entire or fractional interests in pre-existing Loans. For purposes of acknowledging a contribution of interest in pre-existing Loans on the Member's Capital Account and for determining the number of Units that will be issued to such contributing Member, the Value of any pre-existing Loan (or interest therein) contributed to the Company shall be deemed equal to the then outstanding principal balance of the Loan, together with any accrued but unpaid interest (or a proportionate share of the Loan balance with respect to the contribution of a fractional Loan interest).

                                   ARTICLE IV
                                 ALLOCATIONS OF
                      PROFITS, LOSSES AND CAPITAL ACCOUNTS

      SECTION 4.1. ALLOCATION OF NET INCOME AND NET LOSS. Except as provided in
Section 4.2, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

      (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows:

            (i) Net Income arising out of each Loan shall be allocated to the Members to the extent of their respective Return on such Mortgage Loan at the time such Net Income is earned.

            (ii) Net Income or Net Loss arising out of cash and cash equivalents held by the Company shall be allocated to the Members in the same proportion as the Cash Return to which such Net Income pertains at the time such Net Income is earned or the Net Loss is incurred.

            (iii) Net Income equal to the Late Fees and Extensions Fees arising out of a Loan shall be allocated to the Members in proportion to their Pro Rata Share of such Loan at the time such Net Income is earned.

            (iv) Net Income and Net Loss arising out of the Foreclosure Loans shall be allocated to the Members in proportion to their Pro Rata Share of such Foreclosure Loan at the time the Net Income is earned or the Net Loss is incurred.

            (v) All other Net Income shall be allocated to the Manager and Net Losses not allocated pursuant to clauses (i) through (iii) above shall be allocated to the Manager to the extent of expenses paid by the Manager.

            (vi) All other Net Losses shall be allocated with Net Income previously allocated.

      (b) Notwithstanding the provisions of Sections 4.1 (a) hereof, in the Fiscal Year in which the Company is liquidated, the Manager shall allocate Net Income, Net Loss and items of income, gain, loss and deduction to the extent possible to cause distributions to the Members pursuant to Section 103 of the Code to equal the distributions the Members would have received were liquidating distributions effected pursuant to Article V hereof.

      SECTION 4.2. OTHER ALLOCATION PROVISIONS.

      (a) Items of tax expense payable by the Company or withheld on income received by the Company shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1 hereof, provided, that where an item of tax expense payable by the Company or where a withholding tax on income or payments received by the Company is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding shall be allocated, as reasonably determined by the Manager, only to such Members to whom allocations of income are subject to tax in the hands of the Company and distributions to the Members shall be adjusted appropriately.

      (b) If there is a net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(d) of the Regulations) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(g)(2)of the Regulations) subject to the exceptions set forth in Sections 1.704-2(f)(2), (3) and (5) of the Regulations, provided, that if the Company has any discretion as to an exception set forth pursuant to Section 1.704-2(f)(5)of the Regulations, the Manager may exercise such discretion on behalf of the Company. The Manager shall, if the application of the "minimum gain chargeback" requirement pursuant to Section 1.704-2(f)(4) of the Regulations would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement. The foregoing is intended to be a "minimum gain chargeback" provision as described in Section 1.704-2(f) of the Regulations and shall be interpreted and applied in all respects accordingly.

      If during the Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Section 1.704-2(i)(3) of the Regulations), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Section 1.704-2(i)(5)-2 of the Regulations as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Section 1.704-2(i)(4)of the Regulations (provided, that if the Company has any discretion as to an exception, the Manager may exercise such discretion on behalf of the Company) shall be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Manager shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner to waive the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) and 1-704-2(i)(4)of the Regulations. The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in all respects accordingly.

      (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b),(2)(ii)(d), (5) or (6) of the Regulations, which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as set forth in Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in all respects accordingly.

      A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Sections 1.704-2(g)(1) and (3) of the Regulations, (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Section 1.704-2(i)(5) of the Regulations), and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Company or other amount that the Member is treated as obligated to restore pursuant to Sections 1.704-1 (b)(2)(ii)(c) and (y) of the Regulations, decreased by reasonably expected adjustments, allocations and distributions set forth in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)of the Regulations. This definition shall be interpreted consistently with Section 1.704-1 (b)(2)(ii)(d)of the Regulations.

      (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, provided, that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this
Section 4.2(d) were not in this Agreement.

      (e) Notwithstanding anything to the contrary in this Article

            (i) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of
      Section 1.704-2(i) of the Regulations; and,

            (ii) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to Company nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.

      (f) Notwithstanding any provision of Section 4.1 hereof, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 hereof notwithstanding this Section 4.2(f).

      (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs (b), (c), (d), (f), and
(h)of Section 4.2 hereof, which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f) and (h).

      (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Company or part thereof is Transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Company for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year that such Interest is held by each of them, except that, if they agree between themselves and so notify the Manager within thirty (30) days after the Transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Company.

      (i) In determining the Members' share of the excess nonrecourse liabilities of the Company, if any, for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' share of Company profits shall be proportional to the Members' Capital Contributions.

      (j) Any allocations made pursuant to this Article IV shall be made in the following order:

            (i) Section 4.2(b);

            (ii) Section 4.2(c);

            (iii) Section 4.2(e);

            (iv) Section 4.2(g);

            (v) Section 4.2(a);

            (vi) Section 4. 1; and

            (vii) Section 4.2(d).

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the Fiscal Year. These allocations shall be made consistently with the requirements of Section 1.704-2(j)of the Regulations.

      (k) The Manager may vary the allocations provided for in Article IV to the extent it believes it reasonably necessary to comply with the requirements of Sections 1-704-1(b)and 1.704-2 of the Regulations, provided, that any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

      SECTION 4.3. ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2; provided, however, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Company's books at a book value other than the tax basis of such property shall be allocated in a manner determined in the Manager's discretion, so as to take into account (consistently with Section 704(c) of the Code and Section 1.704-3 of the Regulations) the difference between such property's book value and its tax basis.

      SECTION 4.4. WITHHOLDING. The Company shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Company may, at its option,
(i) require the Member to reimburse the Company for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

      SECTION 4.5 CAPITAL ACCOUNTS. The Company shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.

                                    ARTICLE V
                                  DISTRIBUTIONS

      SECTION 5.1. DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections
5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash, including, interest in pre-existing Loans, rollovers and Reinvested Distributions, will be at the discretion of the Manager. All distributions pursuant to this Section 5.1 will be made to the Members as follows:

      (a) An amount equal to the excess of (x) the cumulative Returns of each Member over (y) all amounts previously distributed to the Members pursuant to this Section 5.1 (a), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

      (b) An amount equal to the excess of (x) the cumulative Cash Return of each Member over (y) all amounts previously distributed to the Members pursuant to this Section 5.1 (b), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

      (c) An amount equal to the excess of (x) the cumulative total over all Loans for all periods the amounts equal to the product of (I) the Late Fees and Extension Fees earned on each Loan for each period times (II) each Member's Pro Rata Share for such period over (y) all amounts previously distributed to the Members pursuant to this Section 5.1(c), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

      (d) An amount equal to the excess of (x) the product of (I) the principal repayment on any Loan (to the extent of the Company's purchase price on Loans that were acquired by the Company) times (II) each Member's Pro Rata Share at the time such principal repayment is made over (y) all amounts previously distributed to the Members pursuant to this Section 5.1(d), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over
(y);

      (e) An amount equal to the excess of (x) each Member's Pro Rata Share of the Net Proceeds of the Foreclosure Loans over (y) all amounts previously distributed to the Members pursuant to this Section 5.1(e), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over
(y);

      (f) Any cash or other property, other than Loans and capital contributions that have not been invested, remaining after the distributions set forth in Paragraphs (a), (b), (c), (d) and (e) of this Section 5.1 and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Manager.

      SECTION 5.2. CERTAIN STATE AND LOCAL TAXES. Notwithstanding Section 5.1 above, if the Manager, or any direct or indirect shareholder or other equity owners of the Manager (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes, in the state of Nevada, Texas or any other state or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Company shall distribute to the Manager an amount which, after deducting all Federal, state and local income taxes payable by the Manager as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties, and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.

      SECTION 5.3. TIMING OF DISTRIBUTIONS. Unless as otherwise provided in this Agreement, the Manager shall use reasonable efforts to make the distributions provided in Sections 5.1(a) and (b) above, on a monthly basis by the fifth day of each month. All other distributions shall be made at the sole discretion of the Manager.

      SECTION 5.4. LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate LLC Law. A Member who receives a distribution in violation of LLC Law shall be liable to return the distribution to the Company if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Value of the assets of the Company (except that the Value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Value of that property exceeds that liability).

      SECTION 5.5. RESERVES. In connection with any distribution to a Member under this Article V, the Manager shall cause the Company to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Company liabilities, and, at the expiration of such period as shall be deemed advisable by the Manager, the balance shall be distributed to such Member (or such Member's legal representative).

      SECTION 5.6 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than sixty (60) days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, an amount equal to such Member's Presumed Tax Liability for such Fiscal Year. Any amount distributed pursuant to this Section 5.6 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to
Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

      SECTION 5.7 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Company, the recipients shall promptly repay all incorrect payments and the Company shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

      SECTION 5.8 DISTRIBUTIONS IN KIND. In the event any proceeds available for distribution consist of items other than cash (I.E., notes, mortgages, payments in kind), the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                                   Article VI

                               REINVESTMENT PLANS

      Section 6.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Interest Reinvestment Plan and/or Principal Reinvestment Plan (collectively referred to as the "Reinvestment Plans") at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in either of the Reinvestment Plans commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in either or both of the Plans by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month.

      Section 6.2 Purchase of Additional Units. Participating Members use distributions of interest from Loans or cash of the Company under the Interest Reinvestment Plan, or use distributions of principal from payment of Loans, including late fees and extension fees, or Foreclosure Loans, or prepayments of Loans under the Principal Reinvestment Plan, to purchase additional Units at one thousand dollars ($1,000.00) per Unit. Members may reinvest fractionalized distributions under the Reinvestment Plans and for each $1,000.00 in distributions reinvested, such Member will acquire one Unit. The Manager will credit Units purchased under the Reinvestment Plans to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distributions are made. If a Member revokes a previous election to participate in either of the Reinvestment Plans, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units.

      Section 6.3 Statement of Account. Within ten (10) days after the end of each month in which the Reinvested Distributions have been credited to Members participating in either of the Reinvestment Plans, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than one thousand dollars ($1,000.00) per Unit), and the total number of Units held by the Member.

      Section 6.4 Unit Certificate. The Manager shall mail to each Member participating in either of the Plans semi-annually a certificate evidencing the aggregate number of Units held by the Member.

      Section 6.5 Continued Suitability Requirements. Each Member who is a participant in either of the Reinvestment Plans must continue to meet the investor suitability standards described in the Subscription Agreement and prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in such Reinvestment Plan. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the prospectus for a purchase of Units in the offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

      Section 6.6 Changes or Termination of the Plan. The terms and conditions of either of the Reinvestment Plans may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                   ARTICLE VII
                                   MANAGEMENT

      Section 7.1 MANAGEMENT POWERS OF THE MANAGER. (a) The Manager shall manage the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under LLC Law. Except as expressly limited by the provisions of this Agreement and LLC Law, the Manager shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets, affairs and business thereof. Except as so expressly limited, the Manager shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by LLC Law, the Members shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.

      (b) The Manager shall have the power and authority to effectuate the purposes of the Company as set forth in the Preambles of this Agreement and to make, or acquire interests, in Loans. The Manager shall not permit the Company to undertake any activity that would cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company's assets to be "plan assets" or the trading and investment activity of the Company to constitute "prohibited transactions" under the Code and the Employee Retirement Income Security Act of 1974, as may be amended.

      (c) Without limiting the generality of the foregoing Sections 7.1(a) and
(b), the Manager shall have the power on behalf of the Company to:

            (i) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

            (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, establish permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

            (iii) issue Certificates (the "Certificates") representing the Interests of the Members as set forth in Section 8.1(a) of this Agreement;

            (iv) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the LLC Law;

            (v) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

            (vi) redeem, repurchase or exchange, on behalf of the Company, Interests which may be so redeemed, repurchased or exchanged;

            (vii) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Manager deems necessary or desirable for the management and operation of the Company, including any Member or any Affiliate of any Member;

            (viii) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

            (ix) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and LLC Law;

            (x) bring and defend, on behalf of the Company, actions and proceedings, at law or in equity, before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

            (xi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members, as may be required or determined to be necessary or desirable by the Manager from time to time;

            (xii) effect: (a) a sale or exchange of all or substantially all of the assets of the Company, (b) a merger or consolidation or similar transaction of the Company (whether the Company or another Person is the surviving entity of such transaction), (c) a sale of all of the Interests of the Company, or (d)any similar transaction; provided, however, that if any transaction set forth in (a), (b), (c) or (d) above adversely affects the Members, the vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts shall be required to effect any such transaction;

            (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

            (xiv) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

            The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

      Section 7.2 MANAGER'S OBLIGATIONS. The Manager shall, at its own expense, operate the business of the Company in the ordinary course of business, including without limitation, the servicing of Loans, management of cash and cash equivalents, contracting with real estate mortgage brokers to locate suitable real estate projects for mortgage loan financing or suitable loans to be acquired, providing office space as necessary and telephones and any other necessary telecommunications and office support and supplies. In addition, the Manager shall through its affiliate, Global Express Securities, Inc. or through any other duly licensed NASD broker-dealer that the Manager may select, at the expense of the Manager or its Affiliates, conduct the public offering of the Units, including without limitation, prepare and file a registration statement with the Securities and Exchange Commission and comply with all applicable state securities laws, known as the "blue sky laws". Nothing herein shall require the Manager to pay any of the expenses associated with any efforts to realize proceeds from Foreclosure Loans and, notwithstanding anything to the contrary set forth in this Agreement, the Manager may use, without limitation, the Company's cash or advances made by the Manager or its Affiliates to pay any such expenses.

      Section 7.3 PROCEDURES. Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than ten (10) days notice to the Members or, in lieu thereof, by consent of Members delivered to the Manager with the required percentage of the Interests in the Company, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under LLC Law or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.

      Section 7.4 MANAGER'S DUTY TO DEVOTE TIME. The Manager shall be responsible for the conduct of the business of the Company as set forth in this Agreement in such a manner as to maximize the value of the Company's assets, and the Manager shall devote such resources to the Company business as shall be necessary or useful to manage and supervise the Company's business and affairs in a proper and efficient manner. The Manager and its affiliates shall be entitled to devote themselves to other businesses, whether or not similar in nature to, or competitive with, the business of the Company, and neither the Company, nor the other Members, shall have any right, by virtue of this Agreement, in and to such other businesses, to the income or profits derived therefrom or any portion of the foregoing.

      Section 7.5 CONDUCT OF Manager; LIMITED LIABILITY OF THE MANAGER. (a) The Manager shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of LLC Law.

      (b) The liability of the Manager shall be eliminated and limited to the maximum extent permitted by Section 86.371 of LLC Law and any other applicable section of LLC Law.

      (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

      Section 7.6 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 7.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 7.6 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (b) The Manager shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify them against such liability.

      Section 7.7 CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGING MEMBER AND ITS AFFILIATES.

      (a) Nothing herein shall preclude the Manager and its Affiliates from receiving any of the following compensation, as more fully described in the Prospectus, in connection with the Loans, provided, that such compensation does not reduce the Return and/or Cash Return paid to the Members:

            (i) loan origination or brokerage commissions;

            (ii) loan evaluation and processing fees;

            (iii) loan extension fees; and

            (iv) equity participation fee of between 2% to 5% in the properties securing or projects financed by the Loans.

      (b) Nothing herein shall preclude the Manager and its Affiliates from engaging in the following transactions with the Company, in connection with the Loans, provided, that the Company receives principal and accrued interest sufficient to pay the Members interest and the return in full of the principal of the Loan:

            (i) the purchase of any Loan from the Company;

            (ii) the sale of any Loan to the Company; and

            (iii) the purchase of any collateral securing a Foreclosure Loan.

      (c) Affiliates of the Manager may maintain interests in any Loan in which the Company has acquired a partial interest and maintain existing Loans or make new Loans to borrowers that are also borrowers under Loans owned entirely or in part by the Company.

      (d) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of Loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

      (e) Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

      Section 7.8 REMOVAL OF MANAGER; SUCCESSOR. (a) The Manager may be removed from the Company for Cause (as defined below) and as otherwise specifically provided in this Section 7.8. For purposes of this Agreement, "Cause" shall mean the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Company or (iii) has acted or omitted to take action on behalf of the Company which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists, provided, that any removal of the Manager for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Manager may also be removed, other than for Cause, after the Manager has received distributions from the Company that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable, in connection with the public offering of Interests in the Company, incurred by the Manager and its Affiliates in connection with the business of the Company, provided, that any removal of the Manager pursuant to this Section
7.8 other than for Cause may be effected by a vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts. In the event of the removal or resignation of the Manager, nominations for a successor Manager may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Members' Capital Accounts at such time. Appointment of a successor Manager shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

      (b) If the Manager is removed from the Company pursuant to this Section
7.8 or otherwise withdraws or resigns as Manager, the Manager will have none of the powers of a Manager.

      Section 7.9 NO BORROWING. The Company will not borrow any funds from the Loans then outstanding.

                                  ARTICLE VIII
                     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES

      SECTION 8.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Manager at the principal office of the Company or at such other office as the Manager may designate. The Fiscal Year of the Company shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Manager; provided, however, that the last Fiscal Year of the Company shall end on the date the Company is terminated.

      SECTION 8.2 BANK ACCOUNTS. The Company shall maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

      SECTION 8.3 TAX RETURNS. The Company shall prepare income tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, as determined by the Manager, including the amendment of this Agreement to cause or ensure that the Company shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Company for Federal income tax or other tax purposes shall be made by the Manager.

      SECTION 8.4 TAX MATTERS PARTNER. The Manager shall act as the "tax matters partner" ("TMP") of the Company, as such term is defined in Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Manager as TMP.

      SECTION 8.5 BOOKS AND RECORDS. The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Manager:

      (a) A copy of the Certificate of Formation and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

      (b) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

      (c) A copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

      (d) Copies of the financial statements of the Company, if any, for the six
(6) most recent Fiscal Years; and

      (e) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

      SECTION 8.6 FINANCIAL REPORTS AND RETURNS. (a) The Manager shall cause to be prepared and distributed to each Member, within ninety (90) days after the end of each Fiscal Year, such information as is necessary for the Members' preparation of their federal income tax returns and state income or other tax returns.

      (b) The Manager shall cause to be prepared and distributed to each Member, within one hundred twenty (120) days after the end of each Fiscal Year, an annual report which shall contain a balance sheet of the Company as of the end of each

Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year which shall include a statement of changes in financial position for that Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm in accordance with generally accepted auditing standards.

(c) For as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the Manager shall cause to be distributed to each Member, within sixty (60) days after the end of each of the first three fiscal quarters of the Fiscal Year, the information contained in such quarterly report for each quarter.

                                   ARTICLE IX
                              ADMISSION OF MEMBERS

      SECTION 9.1 ADMISSION OF MEMBERS. (a) Subject to paragraph (b) of this
Section 9.1, the Manager, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time, admit one or more Persons as Members. The Company shall only accept initial Capital Contributions from Members in an amount not less than $2,000 ($5,000 for residents of Nevada).

      (b) Notwithstanding the provisions of paragraph (a) of this Section 9.1, no Person may be admitted as an Member if such admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded Company" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

      (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Manager pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

      (d) The Manager shall reflect each admission authorized under this Article IX by preparing an amendment to Schedule A attached hereto, to reflect such admission.

                                    ARTICLE X
                        TRANSFERS OF INTERESTS OF MEMBERS

      SECTION 10.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in LLC Law, a Member may not Transfer its Interest without the prior written consent of the Manager, which consent may be granted or denied in its sole discretion. The Manager shall withhold consent to such Transfer where required under the terms of this Agreement and may do so without any liability or accountability to any Member or Person.

      SECTION 10.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of an Interest shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article X, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.

            (i) such Transfer shall have been consented to in writing by the Manager in accordance with the provisions of Section 9.1 hereof;

            (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Manager, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

            (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

            (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;

            (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;

            (vi) if required by the Manager, the Company receives an opinion of counsel (who may be counsel for the Company), in form and substance satisfactory to the Manager, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

            (vii) if required by the Manager, Company Counsel delivers to the Company an opinion that such Transfer (a) will not result in a termination of the Company under Section 708 of the Code; (b) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Company to become subject to the Investment Company Act of 1940.

      (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Manager shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

      (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Company attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Company and the Manager shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

      (d) A transferee shall be permitted to elect to participate in the Company's Plan in accordance with Article VI of this Agreement.

      (e) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Manager determines is required.

      (f) The transferring Member shall cease to be a Member, and the transferee shall become a Substituted Member, as to the Interest so Transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Company insofar as the Interest Transferred is concerned.

      SECTION 10.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Company.

      SECTION 10.4 PERMITTED TRANSFERS. (a) A Member may Transfer its right to receive distributions and allocations of Net Income and Net Loss and other economic benefits under this Agreement to any Permitted Transferee (as defined below); provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Company or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Manager, which consent may be withheld in its sole and absolute discretion; provided, further, that if required by the Manager, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from Company Counsel to the effect provided in Section 9.2(a)(vii).

      (b) A "Permitted Transferee" means:

            (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

            (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

            (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

            (iv) another Member.

      SECTION 10.6 LEGENDS.

      10.6.1 A legend in substantially the following form or such other reasonable form as the Manager shall provide, shall be affixed to the Certificates evidencing the Units:

      THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

      10.6.2 Appropriate legends, including the following, under applicable securities laws shall be affixed to certificates evidencing the Units and issued or Transferred to purchasers in other states.

                         NOTICE TO CALIFORNIA RESIDENTS

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                   ARTICLE XI
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER

      11.1 EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE COMPANY. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

      11.2 RIGHTS OF PERSONAL REPRESENTATIVE. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.

      11.3 WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) results in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and the Regulations thereunder. To withdraw or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the Return in cash of his Capital Account, or the portion thereof, as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after the written notice of withdrawal is delivered to the Manager, subject to the following limitations:

            11.3.1 Except with regard to the right of the personal representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal shall be made, of or for any Units, until the expiration of at least one year from the date of purchase of those Units.

            11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions.

            11.3.3 A Member shall have the right to receive distributions in cash from his Capital Account only to the extent that cash from Net Proceeds and Capital Contributions are available. The Manager shall not be required to

(i) establish a reserve fund for the purpose of making a cash distribution of any Capital Account; (ii) use any other sources of the Company's funds other than cash from Net Proceeds and Capital Contributions; (iii) sell or otherwise liquidate any portion of the Company's investments in Loans or any other asset in order to make a cash distribution of any Capital Account.

            11.3.4 During the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any Loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investments unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account.

            11.3.5 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this
Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current Value of the Company's net assets.

            11.3.6 Requests by Members for withdrawal will be honored in the order in which the Manager receives them. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

            11.3.7 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

                                   ARTICLE XII
                           DISSOLUTION AND TERMINATION

      SECTION 12.1 DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

(a) payment to the Company of all amounts due on the Loans, and if any Loans have become Foreclosure Loans, the completion of all efforts of the Company to realize the proceeds of such Loan and the underlying collateral; or

(b) the express written consent of the Manager or the unanimous consent of the Members; or

(c)   the termination of the Company in accordance with Section 2.3; or

(d)   the entry of a decree of judicial dissolution of the Company; or

(e) the withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Company and, within six (6) months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

      SECTION 12.2 LIQUIDATION. (a) Upon the dissolution of the Company, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company to distribute the remaining assets to the Members, pro rata, in accordance with the positive balance in their respective Capital Accounts.

      (b) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

      SECTION 12.3 TERMINATION. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets, after payment of, or due provision has been taken for, and liabilities to Company creditors shall have been distributed as provided in this Agreement. Upon such termination, the Manager shall execute and cause to be filed a certificate of discontinuance of the Company and any and all other documents necessary in connection with the termination of the Company.

                                  ARTICLE XIII
                  AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

      SECTION 13.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Manager without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Manager and by Members with Capital Accounts that exceed 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each of the Members adversely affected thereby, (i) increase the liability of any Member, (ii) decrease any Member's interest in Net Income or items of income or gain and distributions or (iii) increase any Member's interest in Net Loss or items of deduction or loss. The Manager shall send to each Member a copy of any amendment to this Agreement.

      SECTION 13.2 AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended under Section 13.1, the Manager shall amend the Certificate of Formation or any other governmental filings of the Company, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

      SECTION 13.3 POWER OF ATTORNEY. Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following: (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate of Formation and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing all of the Members, including such Member, by a single signature of the Manager acting as attorney-in-fact for all of them, and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Manager for admission to the Company as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

      SECTION 14.1 NOTICES. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Company or to such other addresses as may have been specified in a written notice duly given to the other.

      (b) Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided, that if transmitted by facsimile such transmittal is confirmed, and (iii) three (3) days after the deposit of same in the United States certified mail, return receipt requested.

      SECTION 14.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

      SECTION 14.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

      SECTION 14.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any Subscription Agreement or other documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

      SECTION 14.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Company to carry out the intent and purposes of this Agreement.

      SECTION 14.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

      SECTION 14.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives, during the term of the Company and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

      SECTION 14.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other Person not a party to this Agreement.

      SECTION 14.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

      SECTION 14.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

      SECTION 14.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

      SECTION 14.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws.

      SECTION 14.13 SIGNATURES. The signature of the Manager shall be sufficient to bind the Company to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets; provided, however, that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

CONREX INTERNATIONAL FINANCIAL, INC.,
D/B/A GLOBAL EXPRESS CAPITAL MORTGAGE,
as Manager


By: /s/ Connie Farris
    --------------------------------
    Connie Farris, President

                              MEMBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Operating Agreement of Global Express Capital Real Estate Investment Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                         ADDRESS FOR NOTICE (Please Print):
(Exact Name to appear on
Certificate)

______________________________________  ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________


SIGNATURE: ___________________________  Attention:______________________________

By: __________________________________  Telecopy:_______________________________

Printed Name:_________________________  Tax Identification #:___________________

Title: _______________________________

Dollar Amount of Capital Contribution: $_____________________

Dated:________________________________

                                   SCHEDULE A

            GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

                                     MEMBERS

                                        AMOUNT OF CAPITAL
NAME AND ADDRESS                        CONTRIBUTION
----------------                        -----------------
                                        $

                                        TOTAL $_____________

                                                                       EXHIBIT C

                             GLOBAL EXPRESS CAPITAL
                       REAL ESTATE INVESTMENT FUND I, LLC

                             SUBSCRIPTION AGREEMENT

                       SUBSCRIPTION AGREEMENT INSTRUCTIONS

A. Completion of Subscription Agreement: Please read carefully pages C-1 through C-21 and Appendix A and B to this Subscription Agreement.

      If Investor is an exiting member of Global Express Capital Real Estate Investment Fund I, LLC and wishes to purchase additional Units, skip to number 5 below of these instructions.

      1. Subscription and related undertakings, representations and warranties:

            o Indicate whether Investor will participate in either or both of Global Express Fund's Reinvestment Plans in Section 10 on pages C-6 to C-7.

            o     Indicate how Investor will own the Units in Section 13 on page
                  C-8.

      2.    Investment Account Application

            o If Investor is an "Individual," complete Section 14 on pages C-9 to C-10.

            o If Investor is a "Trust" (i.e., trust, estate, conservatorship), complete Section 15 on page C-11.

            o If Investor is a "Legal Entity" (i.e., corporation, partnership, etc.), complete Section 16 on pages C-12 to C-13.

            o If Investor is a "Retirement Plan" (i.e., Employee Benefit Plan, Keogh Plan, IRA), complete Section 17 on pages C-14 to C-16.

      3.    Registration Information for the Units.

            o     All Investors must complete the information requested in
                  Section 18 on page C-17.

      4.    Signature Page.

            o     All Investors must complete, sign and date, as applicable,
                  Section 19 on pages C-18 to C-19.

      5.    Additional Subscription Request (Existing Members Only)

            o If Investor is an existing member of Global Express Fund and wishes to purchase additional Units, complete only "Additional Subscription Request" on pages C-20 to C-21.

B. Payment. Initial subscriptions should be for at least two Units at $2,000 (Five Units at $5,000 for Nevada residents). Additional subscriptions may only be made in integral multiples of $1,000 per unit; however, Units purchased other than with cash may be made in varied amounts. Since the Minimum Offering has been met as set forth in the Prospectus, please send payment as indicated below:

      o Payment by Bank Check or Certified Check shall be made payable to the order of "Global Express Fund I"

      o Payment by Wire Transfer shall be made to:     Bank of America, N.A.
                                                       ABA No. 122400724
                                                       Global Express Fund I
                                                       Account No. 004961930215

C. Questions. If Investor has any questions when completing this Subscription Agreement, please call Global Express Securities, Inc. at 1-800-988-1488.

D. Return of Documents. This Subscription Agreement should be returned to the following address:

                                 Global Express Securities, Inc.
                                 8540 South Eastern Ave, Suite 210
                                 Las Vegas, Nevada 89012

                             GLOBAL EXPRESS CAPITAL
                       REAL ESTATE INVESTMENT FUND I, LLC

                             SUBSCRIPTION AGREEMENT

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS

1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in Global Express Capital Real Estate Investment Fund I, LLC, a Nevada limited liability company ("Global Express Fund"). Investor hereby subscribes to purchase the number of units as set forth in Section 18 on page C-17 at $1,000 per unit, each unit representing a membership interest (the "Unit") in Global Express Fund. Investor agrees to purchase the Units in accordance with the terms and conditions of Global Express Fund's amended and restated operating agreement (the "Operating Agreement"), a copy of which is attached as Exhibit B to Global Express Fund's prospectus, as amended (the "Prospectus") to which this Subscription Agreement forms a part. The Units which Investor offers to purchase shall not be deemed issued to, or owned by, Investor until: (a) Investor has fully paid by certified or bank check or by wire transfer for such Units, or in exchange for the Units, Investor has contributed an entire or fractional interest in a pre-existing mortgage loan, subject to the Manager's (as defined herein) consent, and (b) Global Express Fund's manager, Conrex International Financial, Inc., doing business as Global Express Capital Mortgage (the "Manager") has, in its sole discretion, accepted all or any portion of Investor's subscription herein.

2. PAYMENT OF SUBSCRIPTION. The amount of Investor's subscription set forth above either (a) has already been delivered by wire transfer to the appropriate account set forth in this Subscription Agreement, or (b) is enclosed with this Subscription Agreement in the form of a certified or bank check. At the sole discretion of the Manager, Investor may contribute entire or fractional interests in pre-existing mortgage loans in exchange for the Units, provided that such loan satisfies the mortgage lending guidelines of Global Express Fund. The number of Units Investor shall receive in exchange for such a contribution shall be equal to the then outstanding principal balance of such loan, together with any accrued but unpaid interest, or a proportionate share of such loan balance with respect to the contribution of a fractional loan interest.

3. ACCEPTANCE. Investor acknowledges that the Manager, in its sole discretion, can accept or reject all or any part of Investor's subscription, and that this offering may be terminated at any time by the Manager. Global Express Fund will seek to distribute a total of 100,000 Units for $100,000,000. If Investor's subscription is rejected in part or in whole, the funds delivered herewith by Investor, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned. If any part of Investor's subscription is accepted, the Manager will return a countersigned copy of this Subscription Agreement to Investor, which copy will evidence Investor's purchase of the number Units indicated therein.

4. REPRESENTATIONS BY INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 8 of the Prospectus. In connection with Investor's investment described in Section 1 of this Subscription Agreement, Investor hereby represents and warrants to Global Express Fund, the Manager and any relevant broker-dealers the following:

      (a) Investor has received the Prospectus five (5) days prior to the date of this Subscription Agreement, and has read and understands the Prospectus, and in making this investment is relying solely on the information contained in the Prospectus.

      (b) Investor acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation or endorsement of the Units.

      (c) Investor acknowledges that there will be no public market for resale of the Units and Investor cannot privately sell, gift, pledge or otherwise transfer Investor's Units without the prior written consent of the Manager in accordance with the terms of the Operating Agreement of Global Express Fund, and therefore, it may not be possible for Investor to liquidate Investor's investment in Global Express Fund.

      (d) Investor acknowledges that in accordance with the restrictions on the sale, transfer and assignment of the Units as provided in the Operating Agreement of Global Express Fund, the certificate evidencing the Units will bear the following restrictive legend:

            THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

      (e) Investor meets the suitability standards set forth in the Prospectus on page 21 under the heading "Investor Suitability Standards" and in Appendix A "State Investor Suitability Standards," attached to this Subscription Agreement, as such standards pertain to Investor's primary state of residence and domicile.

      (f) Investor, if an individual, has attained the age of majority (as established in the state in which domiciled) and Investor has full power, capacity and authority to enter into a contractual relationship with Global Express Fund, (i) on behalf of himself or herself, if Investor is an individual, or (ii) if Investor is acting in a fiduciary capacity for a corporation, partnership, trust or other entity, or as custodian or agent for any person or entity, on behalf of such person or entity.

      (g) Investor acknowledges that Investor has been advised to read the "Risk Factors" set forth in the Prospectus beginning on page 8.

      (h) Investor understands that Global Express Fund intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by Investor even though Global Express Fund may not have distributed cash to Investor.

      (i) Investor understands that an investment in Global Express Fund will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

      (j) Investor understands that counsel representing Global Express Fund, the Manager and their affiliates does not and will not represent Investor in any respect.

5. PURCHASE BY FIDUCIARY. If Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom Investor is so purchasing, except that such person(s) need not be over 18 years of age.

6. ADOPTION OF OPERATING AGREEMENT. Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a member with respect to the Units to be purchased.

7. LIMITATION ON ASSIGNMENT. Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement, and Investor further acknowledges the restrictions set forth in the Operating Agreement and as described in the Prospectus relating to Investor's ability to resell, transfer, or assign the Units.

8. SPECIAL POWER OF ATTORNEY.

      A. Investor hereby makes, constitutes, and appoints the Manager to be Investor's true and lawful attorney-in-fact, with full power of substitution, in Investor's name, place and stead, to make, execute, sign, acknowledge, verify, deliver, record, publish and file on Investor's behalf the following, as is necessary or appropriate:

            (i) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

            (ii) any other certificate, instrument or document which may be required to be filed by Global Express Fund by any governmental agency or by the laws of any state or other jurisdiction in which Global Express Fund is doing or intends to do business, or which the Manager deems advisable to prepare, execute and file; and

            (iii) any documents which may be required to effect the continuation of Global Express Fund, the admission of an additional or substituted member, or the dissolution and termination of Global Express Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      B. Investor acknowledges and agrees that the foregoing grant of power of attorney:

            (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of Investor and shall not be affected by the subsequent incapacity of Investor;

            (ii) may be exercised by the Manager for Investor by a facsimile signature of or on behalf of the Manager or by listing all of the members of Global Express Fund and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

            (iii) shall survive the delivery of an assignment by a member of Global Express Fund of the whole or any portion of such member's interest, except that where the assignee thereof has been approved by the Manager for admission in Global Express Fund as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to the Special Power of Attorney set forth in Section 8 of this Subscription Agreement, the Operating Agreement shall govern.

10. REINVESTMENT OF DISTRIBUTIONS. Global Express Fund maintains two types of reinvestment plans of distributions. Under the Interest Reinvestment Plan, distributions of interest generated from mortgage loans or cash held by Global Express Fund will be automatically reinvested for the purchase of additional Units rather than being received by an investor in cash. Under the Principal Reinvestment Plan, distributions of principal generated from payment of mortgage loans, including late fees and extension fees, or foreclosure loans or prepayment of mortgage loans will be automatically reinvested for the purchase of additional Units rather than being received by an investor in cash. See Prospectus, as amended, under the heading "Summary of Operating Agreement ---Reinvestment Plans" and the Amended and Restated Operating Agreement of Global Express Fund, attached as Exhibit C to the Prospectus. So long as the undersigned investor meets the suitability standards established by Global Express Fund and by the securities law administrator of the state in which the undersigned investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager of Global Express Fund, as set forth in the Operating Agreement, the undersigned investor will remain eligible to continue in one or both of the reinvestment plans. The undersigned investor may change his election at any time by written notice to Global Express Fund. Please choose one of the four options by placing your initials in the appropriate blank. If you do not initial any blank, you will be considered to have elected to receive your distributions in cash (Option D).

            PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

            ____ ____ A. The undersigned investor elects to participate in the Interest Reinvestment Plan and receive additional Units rather than cash as distributions of net income from Global Express Fund.

            ____ ____ B. The undersigned investor elects to participate in the Principal Reinvestment Plan and receive additional Units rather than cash as distributions of net income from Global Express Fund.

            ____ ____ C. The undersigned investor elects to participate in BOTH the Interest Reinvestment Plan and the Principal Reinvestment Plan and receive additional Units rather than cash as distributions of net income from Global Express Fund.

            ____ ____ D. The undersigned investor elects not to participate in either the Interest Reinvestment Plan or the Principal Reinvestment Plan and to receive distributions of net income in cash from Global Express Fund.

11. INDEMNIFICATION. Investor agrees to fully indemnify and hold harmless Global Express Fund, the Manager and their affiliates, from any and all claims, actions, causes of action, damages and expenses (including legal fees and expenses) whatsoever which may result from (i) any false statement, omission or misrepresentation furnished by Investor in this Subscription Agreement, or (ii) any breach of any of the representations by Investor contained in Section 4 of this Subscription Agreement.

12. NOTICE TO MANAGER. Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

13. TYPE OF OWNERSHIP: (CHECK ONE)

1.   |_| SINGLE PERSON (I)
         (Investor and Trust Custodian must sign)

2.   |_| MARRIED PERSON--SEPARATE PROPERTY (I-2)

*3.  |_| COMMUNITY PROPERTY WITH RIGHTS OF SURVIVORSHIP (COM)

*4.  |_| TENANTS IN COMMON (T)
         (All parties must sign)

*5.  |_| JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (J)
         (All parties must sign)

6.   |_| CORPORATION (C):
         (Authorized party must sign)

7.   |_| TRUST (TR)
         (Trustee signature required)

     |_| Taxable

     |_| Tax Exempt

8.   |_| PENSION PLAN (PP)
         (Trustee signature required)

9.   |_| PROFIT SHARING PLAN (PSP)
         (Trustee signature required)

*10. |_| ROTH IRA (RRA)
         (Investor and Trust Custodian must sign)

*11. |_| Rollover ROTH IRA (RRI)
         (Investor and Trust Custodian must sign)

*12. |_| INDIVIDUAL RETIREMENT ACCOUNT (IRA)

*13. |_| IRA/SEP (SEP)
         (Investor and Trust Custodian must sign)

*14. |_| ROLLOVER IRA (ROI)
         (Investor and Trust Custodian must sign)

15.  |_| KEOGH (H.R.10) (K)
         (Custodian signature required)

16.  |_| PARTNERSHIP (P)
         (Authorized Party must sign)

17.  |_| NON-PROFIT ORGANIZATION (NP)
         (Authorized Party must sign)

18.  |_| CUSTODIAN (CU)
         (Custodian signature required)

19.  |_| CUSTODIAN/UGMA (UGM)
         (Custodian signature required)

20.  |_| OTHER (Explain)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


----------
* Two or more signatures required. Complete Sections 1 through 6 where applicable.

14. INDIVIDUAL INVESTOR: Complete this Section 14 if Investor is an Individual.

Name:______________________________________________        Co-Subscriber's Name:_______________________________________________

Address:___________________________________________        Address (if different):_____________________________________________

City:_____________ State:_____ Zip:________________        City: ______________________  State: _____________  Zip: ___________

Social Security #: ______ - ____ - ________________        Co-Subscriber's Social Security #:  ______ - ____ - ______

Home Phone:________________________________________        Co-Subscriber's Home Phone: ________________________________________

Business Phone:____________________________________        Co-Subscriber's Business Phone: ____________________________________

E-Mail:________________ Fax:_______________________        Co-Subscriber's E-mail:_______________________ Fax:_________________

Date of Birth:_____________________________________        Co-Subscriber's Date of Birth:______________________________________

Marital Status (check one): Single |_|  Married |_|        Co-Subscriber's Marital Status (check one):  Single |_|  Married |_|

Country of Citizenship: U.S. |_|  Other:___________        Co-Subscriber's County of Citizenship:  U.S. |_|
(Attach proof of Country of Citizenship)                   Other ______________________________________________________________
                                                           (Attach proof of Country of Citizenship)

If other than U.S. citizen: _______________________        If other than U.S. citizen: ________________________________________
(Indicate Passport#, alien#, or government ID#)            (Indicate Passport#, alien#, or government ID#)

Country of Legal Residence: _______________________        Co-Subscriber's Country of Legal Residence :________________________
(if different than mailing address)
                                                           ____________________________________________________________________
                                                           (if different than mailing address)

Employer: _________________________________________        Co-Subscriber's Employer: __________________________________________

Business Address: _________________________________        Co-Subscriber's Business Address: __________________________________

___________________________________________________        ____________________________________________________________________

Occupation: _______________________________________        Co-Subscriber's Occupation:  _______________________________________

Is Subscriber's employer a registered broker/dealer?       Is Co-Subscriber's employer a registered broker/dealer?

|_| No  |_| Yes                                            |_| No  |_| Yes

If Yes, see your compliance officer for written approval, which Global Express Fund must receive prior to opening Investor's account.

Investment Objective: Preservation of Capital/Income: |_|

                      Other: |_| Describe: _____________________________________

Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant, attorney, etc.): _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

________________________________________________________________________________

________________________________________________________________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes |_|  No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD? ____YES   ____NO

Investor Financial Status and Suitability:

Investor's Net Worth, exclusive of home, furnishings, and automobile (check appropriate range):

     |_| under $45,000         |_| $45,000-$49,999         |_| $50,000-$59,999

     |_| $60,000-$64,999       |_| $65,000-$124,999        |_| $125,000-$149,999

     |_| $150,000-$199,999     |_| $200,000-$224,999       |_| $225,000-$249,999

     |_| $250,000- or greater

Investor's Annual Income (check appropriate range):

     |_| under $45,000         |_| $45,000-$49,999         |_| $50,000-$59,999

     |_| $60,000-$64,999       |_| $65,000-$124,999        |_| $125,000-$149,999

     |_| $150,000-$199,999     |_| $200,000-$224,999       |_| $225,000-$249,999

     |_| $250,000- or greater

Investment Experience and Knowledge (write in the number of years)

     ____Life Settlements      ____Trust Deeds/Real Estate  ____Options
     ____Stocks                ____Mutual Funds             ____Bonds
     ____Variable Annuities    ____Fixed Annuities          ____Commodities

15. TRUST: Complete this Section 15 if Investor is a trust, estate, conservatorship, etc.

Name of Investor (i.e., full legal name of trust, estate, conservatorship):_______________________________________________________________
(Attach copy of certificate of trust or similar document)

Name and Title (i.e., Trustee, Grantor, Executor or Conservator) of person executing this subscription agreement on behalf of Investor:____________________

Address:________________________ City:_______________State:______ Zip:__________

Phone:___________________Fax:______________________Email:_______________________

Date of Formation of Investor:__________________________________________________

Jurisdiction in which Investor Formed: _________________________________________

Tax I.D. of Investor:   _____________ - ____________ - ______________

Total Assets of Investor: $_________________________________________________

Investment Objective: Preservation of Capital/Income: |_|

                      Other: |_|  Describe: ____________________________________

Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (trustee, beneficiary, financial adviser, broker, accountant, attorney, etc.): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

________________________________________________________________________________

________________________________________________________________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential company investment? |_| Yes |_| No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD? ____YES   ____NO

16. LEGAL ENTITY: Complete this Section 16 if Investor is a sole proprietorship, corporation, partnership, limited liability company, etc.

Check One:

|_| Sole Proprietorship         |_| Corporation                 |_| Partnership

|_| Limited Liability Company   |_| Unincorporated Organization |_|Other________

Name of Investor (Company Name):________________________________________________

Business Address:___________________ City:_____________State:_____ Zip:_________

Phone:_________________________Fax:______________________Email:_________________

Tax Identification #:__________________________

Date of incorporation or organization:__________________________________________
(Attach a copy of a certified copy of the Certificate of Incorporation, Articles of Organization, or similar document)

Jurisdiction of incorporation or organization: _________________________________

Tax Year End:___________________________________________________________________

Individual executing this agreement on behalf of Investor:

      Name of Authorized Person or Officer: ____________________________________

      Title of Authorized Person: ______________________________________________

Total Assets of Investor (as indicated on most recent balance sheet): $_________

Investment Objective: Preservation of Capital/Income: |_|

           Other: |_| Describe: ________________________________________________

Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, manager, partner, financial adviser, broker, accountant, attorney, etc.): __________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

________________________________________________________________________________

________________________________________________________________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential company investment?
|_| Yes |_| No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD? ____YES   ____NO

17. RETIREMENT PLAN: Complete this Section 17 if Investor is an employee benefit plan, Keogh Plan, Individual Retirement Account (IRA), etc.

Name of Investor (provide the full legal name of the retirement plan, "the Plan"):____________________________________________________________________

Individual executing this Agreement on behalf of the Plan (i.e., Administrator, Custodian, etc.) ("Administrator"):

      Name: ____________________________________________________________________

      Title: ___________________________________________________________________

Address:_______________________________ City:____________ State:_____ Zip:______

Phone Number:_________________ Fax:_________________ Email:_____________________

Date of Formation:  ____________________________________________________________

Jurisdiction of Formation: _____________________________________________________

Investment Objective:

      Preservation of capital and monthly income distributions __________(check)

      Other (please explain) ___________________________________________________

Total assets of the Plan (as indicated on most recent balance sheet): $ ________

Does this investment exceed 10% of the Plan's assets? |_| YES  |_| NO

Is the Plan an "employee benefit plan" within the meaning of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") with a fiduciary as defined in Section 3(21) of ERISA which is either a bank, savings and loan association, insurance company or registered investment advisor (other than an affiliate of the Manager), which fiduciary will decide whether to purchase the Units?

|_| YES      |_| NO

If yes, please explain:_________________________________________________________

________________________________________________________________________________

Is the Plan an employee benefit plan other than an ERISA plan (i.e., IRA, Keogh, etc.)?

|_| YES      |_| NO

If yes, provide details as to the nature (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan?______________________________

________________________________________________________________________________

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

|_| YES      |_| NO

Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

|_| YES      |_| NO

Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

|_| YES      |_| NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decision?

|_| YES      |_| NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

|_| YES      |_| NO

IF THE ANSWER TO ANY OF THE QUESTIONS ABOVE IN SECTION 16 OF THIS SUBSCRIPTION AGREEMENT IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

      The Administrator of the Plan has studied the Prospectus and has made an independent decision to purchase the Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

      All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in a certain company (the "Plan Company") have been considered by the Administrator of the Plan.

      The Administrator and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of the security, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any securities, or (c) are employers maintaining or contributing to such Plan.

      An investment in the Plan Company conforms in all respects to the governing documents of the Plan.

      The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Plan Company conforms in all respect to laws applicable to the Plan and the Plan documents; and in making this investment, the Plan, its fiduciaries and its Administrator are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Plan Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

      The Plan's governing documents do not prohibit the Plan Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

      The Plan's proxy voting guidelines do not apply to securities held by the Plan Company.

      The Plan, its Administrator and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

      ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

      ______YES ______NO

                                                ________________________________
                                                Authorized Signatory of the Plan
                                                Print Name:
                                                Print Title:

      Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

________________________________________________________________________________

________________________________________________________________________________

18. REGISTRATION INFORMATION FOR THE UNITS

Subscriber Name(s)______________________________________________________________

Co-Subscriber Name (if applicable):_____________________________________________

Subscription Amount:  $_________________________________________________________

Check One:       |_| Initial Investment            |_| Additional Investment

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to Sections 14, 15, 16 or 17 of this Subscription Agreement) is:

Name(s)_________________________________________________________________________

Address:________________________ City:_____________ State:_________Zip:_________

Telephone:____________________Fax:_______________________ Email: _______________

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, provide the account information to which such proceeds should be electronically transferred is:

Name of Financial Institution:__________________________________________________

Routing ABA Number-if bank:_____________________________________________________

Account Name:___________________________________ Account Number:________________

Address of Financial Institution:_______________________________________________

Telephone:________________________________________Fax:__________________________

Name of Contact Person at Financial Institution:________________________________

19. SIGNATURE PAGE

Investor hereby certifies that the information provided by Investor in this Subscription Agreement is true, accurate and complete as of the date hereof, and further agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.

INDIVIDUAL(S)

Investor's primary residence is in _____________________________________________

____________________________  ______________________________  Date:_____________
Signature of Subscriber                 Print Name

____________________________  ______________________________  Date:_____________
Signature of Co-Subscriber              Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

_______________________________
Print Legal Name of Trust

_______________________________   __________________________  Date:_____________
Signature of Authorized person       Print Name and Title
(i.e., Trustee)

_______________________________   __________________________  Date:_____________
Signature of Other Authorized        Print Name and Title
Signatory

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

____________________________________________________________
       Print Name of Legal Entity (name of company)

By:_________________________________________________________  Date:_____________
       Signature of Authorized Signatory

____________________________________________________________
       Print Name and Title of Signatory

By: ________________________________________________________  Date:_____________
     Signature of Required Authorized Co-Signatory

____________________________________________________________
       Print Name and Title of Co-Signatory

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

____________________________________________________________
         Print Legal Name of Retirement Plan

__________________________________   __________________________  Date:__________
Signature of Individual Plan                 Print Name
Participant

__________________________________   __________________________  Date:__________
Signature of Authorized Signatory       Print Name and Title
(i.e., Administrator or Custodian)

__________________________________   __________________________  Date:__________
Signature of Other Authorized            Print Name and Title
Co-Signatory

================================================================================

FOR USE BY THE COMPANY ONLY

Subscription has been: |_| Accepted |_| Accepted in Part |_| Rejected |_| Other

Subscription Amount Accepted: $____________________________

Dated: __________________________

                              Global Express Capital
                              Real Estate Investment Fund I, LLC

                              By: Conrex International Financial, Inc.,
                                  d/b/a Global Express Capital Mortgage, Manager


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________

                         ADDITIONAL SUBSCRIPTION REQUEST

                 (TO BE COMPLETED ONLY BY EXISTING INVESTORS OF
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC)

Name(s) of Subscriber (s):______________________________________________________

Additional Subscription Amount:_________________________________________________

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL(S)

Investor's primary residence is in _____________________________________________

______________________________  __________________________   Date:______________
Signature of Subscriber                 Print Name

______________________________  __________________________   Date:______________
Signature of Co-Subscriber              Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

________________________________________________
Print Legal Name of Trust

______________________________  __________________________   Date:______________
Signature of Authorized Person     Print Name and Title
 (i.e., Trustee)

______________________________  __________________________   Date:______________
Signature of Other Authorized      Print Name and Title
Signatory

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

________________________________________________
    Print Name of Legal Entity (name of company)

By:_____________________________________________         Date:__________________
    Signature of Authorized Signatory

________________________________________________
    Print Name and Title of Signatory

By:_____________________________________________         Date:__________________
    Signature of Required Authorized Co-Signator

________________________________________________
    Print Name and Title of Co-Signatory

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

______________________________________________________________
         Print Legal Name of Retirement Plan

__________________________________  __________________________  Date:___________
Signature of Individual Plan                Print Name
Participant

__________________________________  __________________________  Date:___________
Signature of Authorized Signatory      Print Name and Title
(i.e., Administrator or Custodian)

__________________________________  __________________________  Date:___________
Signature of Other Authorized          Print Name and Title
Co-Signatory

================================================================================

FOR USE BY THE COMPANY ONLY

Subscription has been: |_| Accepted |_| Accepted in Part |_| Rejected |_| Other

Subscription Amount Accepted: $____________________________

Dated: __________________________

                              Global Express Capital
                              Real Estate Investment Fund I, LLC

                              By: Conrex International Financial, Inc.,
                                  d/b/a Global Express Capital Mortgage, Manager


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________

20. ACCEPTANCE

      This Subscription Agreement will not be an effective agreement until it or a facsimile is signed by Global Express Capital Real Estate Investment Fund I, LLC.

(Office Use Only)

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been: ______Accepted    _____Accepted in Part  _____Rejected
                       ______Other

Subscription Amount: $___________________                 Dated:________________

Global Express Capital
Real Estate Investment Fund I, LLC

By: Conrex International Financial, Inc.,
       d/b/a Global Express Capital Mortgage, Manager


By: _______________________________________
         Connie Farris, President


By:________________________________________          Date:______________________
         Registered NASD Representative


By:________________________________________          Date:______________________
         Principal


By:________________________________________          Date:______________________
         Principal

                                   APPENDIX A

                      STATE INVESTOR SUITABILITY STANDARDS

      Investor must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standards contained in the fourth column, if applicable, as it pertain to Investor's primary state of domicile and residence in order to purchase the Units. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which Investor's assets exceed Investor's liabilities, but excluding Investor's house, home furnishings or automobile(s) among Investor's assets. The States indicated in the chart below is for informational purposes only and is not intended to imply that the offering of the Units has been qualified in such particular state at this time. Global Express Fund will not sell Units in a state in which it has not qualified the offering of the Units.

------------------------------------------------------------------------------------------------------------------
                               1. Minimum Net
                               Worth AND
                               Minimum Gross                                            2. Additional
State(s)                       Income; OR                    Minimum Net Worth          Standards
------------------------------------------------------------------------------------------------------------------
Alabama, Arkansas,              $45,000/$45,000              $150,000                   N/A
Colorado, Connecticut,
Delaware, Florida,
Georgia, Hawaii, Idaho,
Illinois, Indiana,
Kentucky, Michigan,
Minnesota, Montana,
New Mexico, New
York, Oklahoma,
Oregon, Texas, Utah,
Vermont, Virginia,
Washington, West
Virginia, Wisconsin
------------------------------------------------------------------------------------------------------------------
Arizona, Alaska,               $60,000/$60,000              $225,000                    Minimum investment in Iowa
California, Iowa,                                                                       for IRAs is $3,000.
Massachusetts,                                                                          Minimum investment in
Mississippi, Missouri,                                                                  North Carolina is $5,000.
New Jersey,
North Carolina,
Tennessee
------------------------------------------------------------------------------------------------------------------
Maine                          $50,000/$50,000              $200,000                    N/A
------------------------------------------------------------------------------------------------------------------
New Hampshire                  $125,000/$50,000             $250,000                    N/A
------------------------------------------------------------------------------------------------------------------
South Carolina                 $65,000/$65,000              $150,000                    N/A
------------------------------------------------------------------------------------------------------------------
Nevada                         $45,000/$45,000              $150,000                    Minimum investment is
                                                                                        $5,000 ($2,000 for IRAs)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                               1. Minimum Net
                               Worth AND
                               Minimum Gross                                            2. Additional
State(s)                       Income; OR                    Minimum Net Worth          Standards
------------------------------------------------------------------------------------------------------------------
Kansas, Nebraska,              $45,000/$45,000              $150,000                    Investment is less than
Ohio, Pennsylvania                                                                      10% of Net Worth. Global
                                                                                        Express Fund will make no
                                                                                        sales in these states
                                                                                        until it receive proceeds
                                                                                        of at least $5,000,000.
------------------------------------------------------------------------------------------------------------------
District of Columbia,          These jurisdictions do not have quantified suitability requirements. Global
Louisiana, North Dakota,       Express Fund believes that it is reasonable for it to rely upon the suitability
Rhode Island                   standards set forth above when selling Units to residents of these jurisdictions.
------------------------------------------------------------------------------------------------------------------
Maryland, South Dakota,        No minimum requirements. Disclosure state only. Global Express Fund will follow the
Wyoming                        guidelines for the preponderance of the states above in selling the Units in these states.
------------------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1) to the issuer;

      (2) pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6) by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

      (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits.

1.1   Form of Underwriting Agreement. (3)

1.2   Form of Selected Dealer Agreement. (3)

3     Articles of Organization, as amended. (1)

4.1 Amended and Restated Operating Agreement of Registrant (included as Exhibit B with this Post-Effective Amendment No. 7)*

4.2 Subscription Agreement and Power of Attorney (included as Exhibit C with this Post-Effective Amendment No. 7)*

4.3   Form of Unit Certificate. (3)

5.1 Opinion of Snow Becker Krauss P.C. with respect to legality of the securities. (2)

8 Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters. (2)

10.1  Escrow Agreement with Southwest Escrow Company, as Escrow Agent. (3)

23.1  Consent of Snow Becker Krauss P.C. (contained in Exhibit 5.1). (2)

23.2  Consent of James R. Bonzo, C.P.A. (3)

23.3  Consent of Chavez & Koch, CPA's, Ltd. (4)

----------
*     Filed Herewith.

(1)   Filed with the Registration Statement filed on February 6, 2001.

(2) Filed with Amendment No. 3 to the Registration Statement filed on September 10, 2001.

(3) Filed with Amendment No. 4 to the Registration Statement filed on September 27, 2001.

(4) File with Post-Effective Amendment No. 6 to the Prospectus filed on February 11, 2003.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 8 on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on March 25, 2003.

                               GLOBAL EXPRESS CAPITAL REAL ESTATE
                               INVESTMENT FUND I, LLC

                               By: Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, its Sole Manager


                               /s/ Connie S. Farris
                               -------------------------------------------------
                               Connie S. Farris, Director and President
                               (Chief Executive Officer of Manager)

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the registration statement has been signed by the following person in the capacity and on the date indicated.

NAME                              TITLE                           DATE
-----                             -----                           -----

  /s/ Connie S. Farris            Director and President of       March 25, 2003
----------------------------      the Manager
Connie S. Farris


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